UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2013 (May 22, 2013)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2013, Flowers Foods, Inc. (the “Company”) held its Annual Meeting of Shareholders in Thomasville, Georgia for the following purposes and with the following voting results:

(1)	To elect five nominees as directors of the Company, one to serve in Class I until 2014 and four to serve in Class III until 2016:

Class I Director:	For	Withheld	Broker Non-Votes

Allen L. Shiver	118,216,645	953,289	11,502,399

Class III Directors:	For	Withheld	Broker Non-Votes

Franklin L. Burke	118,017,146	1,152,788	11,502,399
George E. Deese	115,697,650	3,472,284	11,502,399
Manuel A. Fernandez	117,624,103	1,545,831	11,502,399
Melvin T. Stith	117,845,751	1,324,183	11,502,399

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers:

For	116,694,383
Against	518,482
Abstain	1,957,069
Broker Non-Votes	11,502,399

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013:

For	129,928,982
Against	586,793
Abstain	156,558
Broker Non-Votes	–

With respect to Proposal 1, each of the director-nominees received a plurality of votes cast in the election of directors. Mr. Shiver was elected to serve in Class I for a term of one year and each of the other director-nominees was elected to serve in Class III for a term of three years. Proposals 2 and 3 both received a majority of votes cast and therefore passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: May 28, 2013